VMSI Reports Second Quarter Results

TUCSON, AZ -- 07/28/2006 -- Ventana Medical Systems, Inc. (NASDAQ: VMSI) today reported sales of $59.1 million for the quarter ending June 30, 2006, representing a 20% increase over second quarter 2005. Net income for the second quarter was $7.2 million, compared with $6.7 million for the same period in 2005 and diluted earnings per share were $0.20, versus $0.18 in the second quarter of 2005. Current period results include net expenses of $0.9 million, or $0.02 per share for share-based compensation as a result of the adoption of SFAS 123R on January 1, 2006.

Reagents and other revenues grew 21% versus the second quarter of 2005, while instrument revenue increased by 15% in the quarter versus the comparable period in 2005. Gross margin was 76.5% in the quarter, versus 75.6% in the second quarter of last year. R&D investment was $8.5 million, up 27% from the second quarter of 2005.

"The second quarter was satisfactory across a number of fronts," stated Christopher Gleeson, President and CEO. "We had a successful commercial launch of the Symphony™, our new system for the primary staining market and continue to experience momentum in our core advanced staining business.

YEAR-TO-DATE 2006

Net sales for the six months ended June 30, 2006, increased to $113.1 million from $94.1 million for the same period in 2005. Gross margins improved to 76.0% from 74.9% in 2005, and R&D spending increased by 23% versus the same period last year. Year-to-date net income of $12.2 million was 8% better than last year's $11.4 million and net income per share was $0.34 per diluted share versus $0.31 for the first six months of 2005. Current year results include net expenses of $1.8 million, or $0.05 per share for share-based compensation as a result of the adoption of SFAS 123R on January 1, 2006.

CALENDAR YEAR 2006 OUTLOOK

The Company's outlook for 2006 remains unchanged with 2006 revenues expected to grow approximately 20% versus last year to between $236.0 million and $238.0 million and non-GAAP diluted earnings per share to be approximately $0.95, or $0.86 inclusive of share-based compensation expense.

INVESTOR CONFERENCE CALL

Ventana will hold a conference call to discuss second quarter results at 10:00 a.m. Eastern on Friday, July 28, 2006. The call can be accessed live and will be available for replay over the Internet via http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=79080&eventID=1355807.

ABOUT VENTANA MEDICAL SYSTEMS, INC.

Ventana develops, manufactures, and markets instrument/reagent systems that automate tissue preparation and slide staining in clinical histology and drug discovery laboratories worldwide. The Company's clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana's drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include our expected revenue growth and profitability for 2006. These forward-looking statements are subject to numerous risks and uncertainties, and actual results may vary materially. We may not achieve anticipated future operating results, and product development activities may not be as successful as we expect in terms of the timing of product availability to the market or customer rates of adoption. Other risks and uncertainties include risks associated with the development, manufacturing, marketing, and sale of medical products, competitive factors, general economic conditions, legal disputes, and government actions, and those other risks and uncertainties contained in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance, or achievement.

Visit the Ventana Medical Systems, Inc. website at www.ventanamed.com.

FINANCIAL TABLES FOLLOW:

                      VENTANA MEDICAL SYSTEMS, INC.
                     GAAP CONSOLIDATED BALANCE SHEETS
                  (in thousands, except per share data)
                                (Unaudited)

                                                                 December
                                                      June 30,      31,
                                                        2006       2005
                                                      ---------  ---------
                                                      (Unaudit-
                                                         ed)
                            ASSETS
 Current assets:
    Cash and cash equivalents                         $  17,596  $  17,519
    Short-term investments                               35,115     27,892
    Trade accounts receivable, net of allowance for
     doubtful accounts of $1,919 and $1,536,
     respectively                                        43,563     38,170
    Inventories, net                                     14,701     12,888
    Deferred tax assets                                   7,806      7,969
    Prepaids and other current assets                     3,138      2,412
                                                      ---------  ---------
             Total current assets                       121,919    106,850
 Property and equipment, net                             58,396     54,195
 Deferred tax assets, net of current portion             18,673     13,056
 Long-term investments                                    4,923      6,209
 Goodwill                                                 2,804      2,804
 Intangible assets, net                                   7,317      8,779
 Capitalized software development costs, net              3,043      2,741
 Other assets                                             1,833      1,898
                                                      ---------  ---------
             Total assets                             $ 218,908  $ 196,532
                                                      =========  =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                  $  14,747  $  10,660
    Other current liabilities                            30,627     30,954
                                                      ---------  ---------
             Total current liabilities                   45,374     41,614
 Long-term debt                                           1,961      1,996
 Other long-term liabilites                                 672        618
 Commitments and Contingencies
 Stockholders' equity
    Common stock — $.001 par value; 100,000 shares
     authorized, 36,923 and 36,226 shares issued and
     outstanding at June 30, 2006 and December 31,
     2005 respectively                                       36         36
    Additional paid-in-capital                          219,329    199,580
    Deferred share-based compensation                         -       (382)
    Accumulated income                                   23,873     11,628
    Accumulated other comprehensive loss                   (702)      (783)
    Treasury stock — 2,516 and 2,140 shares, at cost,
     at June 30, 2006 and December 31, 2005,
     respectively                                       (71,635)   (57,775)
                                                      ---------  ---------
             Total stockholders' equity                 170,901    152,304
                                                      ---------  ---------
             Total liabilities and stockholders'
              equity                                  $ 218,908  $ 196,532
                                                      =========  =========
 See Notes to Consolidated Financial Statements.

                      Ventana Medical Systems, Inc.
           GAAP Condensed Consolidated Statements of Operations
                   (in thousands except per share data)
                                (Unaudited)

                                 Three Months Ended     Six Months Ended
                                      June 30,              June 30,
                                --------------------- ---------------------
                                  2006       2005       2006       2005
                                ---------- ---------- ---------- ----------
Sales:
  Reagents and other            $   51,815 $   42,797 $   98,989 $   81,706
  Instruments                        7,241      6,322     14,154     12,435
                                ---------- ---------- ---------- ----------
    Total net sales                 59,056     49,119    113,143     94,141
Cost of goods sold (1)              13,864     11,987     27,168     23,587
                                ---------- ---------- ---------- ----------
Gross margin                        45,192     37,132     85,975     70,554
Operating expenses:
  Research and development (2)       8,463      6,690     15,822     12,825
  Selling, general and
   administrative (3)               25,960     19,893     50,942     39,693
  Amortization of intangible
   assets                              611        479      1,242        955
                                ---------- ---------- ---------- ----------
Income from operations              10,158     10,070     17,969     17,081
Interest and other income            1,131        296      1,557        397
                                ---------- ---------- ---------- ----------
Income before taxes                 11,289     10,366     19,526     17,478
Provision for income taxes           4,067      3,628      7,281      6,124
                                ---------- ---------- ---------- ----------
Net income                      $    7,222 $    6,738 $   12,245 $   11,354
                                ========== ========== ========== ==========
Net income per common share:
          —Basic                $     0.21 $     0.19 $     0.36 $     0.33
                                ========== ========== ========== ==========
          —Diluted              $     0.20 $     0.18 $     0.34 $     0.31
                                ========== ========== ========== ==========
Shares used in computing net
 income per common share:
          —Basic                    34,209     34,689     34,091     34,429
                                ========== ========== ========== ==========
          —Diluted                  36,184     37,153     36,026     36,896
                                ========== ========== ========== ==========

(1) amounts include share-based
 compensation expense           $       48 $        - $       83 $        -
(2) amounts include share-based
 compensation expense           $      259 $       34 $      541 $       48
(3) amounts include share-based
 compensation expense           $      886 $        - $    1,933 $        -

                       Ventana Medical Systems, Inc.

             Reconciliation of Pro Forma Non-GAAP Adjustments
                   (in thousands except per share data)
                                (Unaudited)

The following represents a reconciliation (unaudited) of GAAP net income to pro forma non-GAAP net income.

                                    Three Months Ended   Six Months Ended
                                         June 30,            June 30,
                                    ------------------  ------------------
                                      2006      2005      2006      2005
                                    --------  --------  --------  --------

GAAP net income                     $  7,222  $  6,738  $ 12,245  $ 11,354
 Share-based compensation:
  Stock options and restricted
   stock                               1,193        34     2,557        48
 Income tax effects                     (323)      (12)     (800)      (17)
                                    --------  --------  --------  --------
                                    $  8,092  $  6,760  $ 14,002  $ 11,385
                                    ========  ========  ========  ========

Pro Forma Non-GAAP Adjustments

The above pro forma non-GAAP adjustments are based upon our unaudited condensed consolidated statements of operations for the periods shown. The pro-forma non-GAAP financial information, which excludes the effects of SFAS 123R, Share-Based Payment, is not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that this non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. This non-GAAP measure should not be viewed in isolation to or as a substitute for the Company's financial results or guidance in accordance with GAAP. Assumptions regarding the valuation of share-based compensation and the timing of events, such as the issuance of new share-based compensation awards and the realization of tax benefits, may differ from actual results.

                      Ventana Medical Systems, Inc.
    Pro Forma Non-GAAP Condensed Consolidated Statements of Operations
                   (in thousands except per share data)
                                (Unaudited)

                                     Three Months Ended   Six Months Ended
                                          June 30,            June 30,
                                          -------             -------
                                       2006      2005      2006      2005
                                     --------  --------  --------  --------
Sales:
  Reagents and other                 $ 51,815  $ 42,797  $ 98,989  $ 81,706
  Instruments                           7,241     6,322    14,154    12,435
                                     --------  --------  --------  --------
    Total net sales                    59,056    49,119   113,143    94,141
Cost of goods sold                     13,816    11,987    27,085    23,587
                                     --------  --------  --------  --------
Gross margin                           45,240    37,132    86,058    70,554
Operating expenses:
  Research and development              8,204     6,690    15,281    12,825
  Selling, general and
   administrative                      25,074    19,859    49,009    39,645
  Amortization of intangible assets       611       479     1,242       955
                                     --------  --------  --------  --------
Income from operations                 11,351    10,104    20,526    17,129
Interest and other income               1,131       296     1,557       397
                                     --------  --------  --------  --------
Income before taxes                    12,482    10,400    22,083    17,526
Provision for income taxes              4,390     3,640     8,081     6,141
                                     --------  --------  --------  --------
Net income                           $  8,092  $  6,760  $ 14,002  $ 11,385
                                     ========  ========  ========  ========
Net income per common share:
          —Basic                     $   0.24  $   0.19  $   0.41  $   0.33
                                     ========  ========  ========  ========
          —Diluted                   $   0.22  $   0.18  $   0.39  $   0.31
                                     ========  ========  ========  ========
Shares used in computing net income
 per common share:
          —Basic                       34,209    34,689    34,091    34,429
                                     ========  ========  ========  ========
          —Diluted                     36,184    37,153    36,026    36,896
                                     ========  ========  ========  ========
Pro Forma Non-GAAP Statements

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the attached reconciliation. The presentation is not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that pro forma non-GAAP reporting provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The pro forma non-GAAP financial information presented herein should not be viewed in isolation to or as a substitute for the Company's financial results or guidance in accordance with GAAP.

                      Ventana Medical Systems, Inc.
           GAAP Condensed Consolidated Statements of Cash Flows
                              (in thousands)
                                (Unaudited)

                                                        Six Months Ended
                                                            June 30,
                                                            -------
                                                       2006         2005
                                                     --------     --------

Net income                                           $ 12,245     $ 11,354
Adjustments to reconcile net income to cash
 provided by operating activities:
   Depreciation and amortization                        8,112        4,652
   Share-based compensation expense related to
    employee stock options
       and employee stock purchases                     2,557            -
   Deferred income taxes                               (5,454)           -
   Tax benefit from employee stock option plans         7,545        4,381
   Excess tax benefits from share-based
    compensation                                       (7,002)           -
Change in operating assets and liabilities:
        Accounts receivable                            (5,393)        (179)
        Inventory                                      (1,813)      (1,379)
        Other assets                                      (80)        (548)
        Accounts payable                                4,085        1,156
        Other liabilities                                (230)         152
                                                     --------     --------
                Net cash provided by operating
                 activities                            14,572       19,589

Cash flows from investing activities:
        Purchase of property and equipment            (11,072)      (7,394)
        Purchase of intangible assets                    (659)      (1,813)
        Purchases of short-term investments           (82,840)     (33,930)
        Proceeds from sale of short-term
         investments                                   76,903        8,930
                                                     --------     --------
                Net cash used in investing
                 activities                           (17,668)     (34,207)

Cash flows from financing activities:
        Issuance of common stock                        9,518       10,294
        Purchases of common stock for treasury        (13,394)      (4,709)
        Excess tax benefits from share-based
         compensation                                   7,002            -
        Repayments of debt                               (232)        (110)
                                                     --------     --------
                Net cash provided by financing
                 activities                             2,894        5,475
Effect of exchange rate change on cash and cash
 equivalents                                              279       (1,620)
                                                     --------     --------
Net increase (decrease) in cash and cash
 equivalents                                               77      (10,763)
Cash and cash equivalents, beginning of period         17,519       33,354
                                                     --------     --------
Cash and cash equivalents, end of period             $ 17,596     $ 22,591
                                                     ========     ========

Supplemental cash flow information:
   Income taxes paid                                 $  5,699     $    250
   Interest paid                                     $     52     $     35
   Non-cash investing and financing activities:
        Tendered common stock for stock option
         exercises                                   $    467     $    338
        Unpaid common stock repurchases for
         treasury                                    $      -     $  4,719

Contact:
Christopher M. Gleeson
President and CEO
(520) 229-3787

Nick Malden
Chief Financial Officer
(520) 229-3857

VENTANA MEDICAL SYSTEMS, INC.
1910 E. Innovation Park Drive
Tucson, Arizona 85755
(520) 887-2155